JOINT FILER INFORMATION

Insight E2open Aggregator, LLC is owned by Insight Venture Partners IX, L.P.,
Insight Venture Partners IX (Co-Investors), L.P., Insight Venture Partners
Growth-Buyout Coinvestment Fund, L.P. and Insight Venture Partners
Growth-Buyout Coinvestment Fund (B), L.P., and is managed by Insight Venture
Partners IX, L.P. The general partner of each of Insight Venture Partners IX,
L.P., Insight Venture Partners (Cayman) IX, L.P., Insight Venture Partners
(Delaware) IX, L.P. and Insight Venture Partners IX (Co-Investors) is Insight
Venture Associates IX, L.P., and the general partner of Insight Venture
Associates IX, L.P. is Insight Venture Associates IX, Ltd. The general partner of each of Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman),
L.P., Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware),
L.P., Insight Venture Partners Growth-Buyout Coinvestment Fund (B), L.P. and
Insight Venture Partners Growth-Buyout Coinvestment Fund, L.P. is Insight
Venture Associates Growth-Buyout Coinvestment, L.P., and the general partner of Insight Venture Associates Growth-Buyout Coinvestment, L.P. is Insight
Venture Associates Growth-Buyout Coinvestment, Ltd. The sole shareholder of each of Insight Venture Associates IX, Ltd. and Insight Venture Associates
Growth-Buyout Coinvestment, Ltd. is Insight Holdings Group, LLC, which is managed by a five-person board of managers. Each of Insight Holdings Group,
LLC, Insight Venture Associates IX, Ltd., Insight Venture Associates IX, L.P.,
Insight Venture Associates Growth-Buyout Coinvestment, Ltd. and Insight
Venture Associates Growth-Buyout Coinvestment, L.P. disclaims beneficial ownership of the securities held by Insight E2open Aggregator, LLC, Insight
Venture Partners (Cayman) IX, L.P., Insight Venture Partners (Delaware) IX,
L.P., Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P.
and Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P.
(collectively, the "Insight Shareholders") except to the extent of their respective pecuniary interest therein and this report shall not be deemed an admission that any of such Reporting Persons is the beneficial owner of the shares held by the Insight Shareholders.

The address of each of the entities and persons identified in this
Exhibit 99.1 is c/o Insight, 1114 Avenue of the Americas, 36th Floor,
New York, New York 10036.